UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015

PURTHANOL RESOURCES LTD.

(Exact name registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-33271	98-0229951
(Commission file no.)	(IRS Employer Identification No.)

2711 Centreville Rd Suite 400

Wilmington, Delaware 19808

(Address of principal executive offices and zip code)

302-288-0658

Company's telephone number, including area code

Item 4.01 Change in Registrant's Certifying Accountant

(a)	Previous Independent Accountants

(i)	Effective May 21, 2015 – PLS CPA ("PLS"), Certified Public Accountants, resigned as the independent certified accountant of Purthanol Resources Ltd. (the "registrant").

(ii)	PLS’s report on the Registrant's financial statements for the fiscal year ended November 30, 2013 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified as to uncertainty, audit scope, or accounting principles. The report was modified to include an explanatory paragraph wherein PLS expressed substantial doubt about the Registrant's ability to continue as a going concern.

(iii)	The change of independent accountants was approved by the registrant's Board of Directors on May 28, 2015.

(iv)	During the Registrant's fiscal year ended November 30, 2013, there were no disagreements on any matter of accounting principles, practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

(v)	During the Registrant's fiscal year ended November 30, 2013,PLS did not advice the Registrant of any matters identified in paragraph (a)(l)(v) of Item 304 of Regulation S-K.
(vi)	The Registrant requested PLS to furnish a letter addressed to the SEC, stating whether it agrees with the statement made by the Registrant and, if not, stating the respect in which it doest not agree.
b)	New Independent Accountants

On May 29, 2015, the Registrant engaged Salberg & Company, P.A., Certified Public Accountants and Consultants (“Salberg”) as itsprinciple accountant to audit the Registrant's financial statements. The registrant did not consult Salberg on any matters described in paragraph (a)(2)(i) or (ii) of item 304 of Regulation S-K during the Registrant two most recent fiscal years.

Item 9.01 Exhibits

Exhibits 16.1	Letter from PLS CPA, Certified Public Accountants

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3,2015

Purthanol Resources Ltd.

By:/s/ Leonard Stella

Name Leonard Stella

Its: CEO

By:/s/ Yehuda Kops

Name:Yehuda Kops

Its: CFO, Principal Financial Officer